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                                                                   EXHIBIT 10.35

                              FISCAL YEAR 1999/2000
                    WESTERN DIGITAL BRIDGE INCENTIVE PROGRAM

                                  PURPOSE
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                                  The purpose of this program is to focus
                                  participants on achieving key financial and strategic objectives at the corporate and business group levels that will lead to the creation of value for the Company's shareholders and provide participants the opportunity to earn significant awards, commensurate with performance.

                                  ELIGIBILITY
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                                  Program eligibility is extended to all
                                  employees of Western Digital and selected employees of its domestic subsidiaries who are in, or who are hired into, salary grades 68 and above (or equivalent) on or before July 6, 1999.

                                  Eligibility may also be granted to employees who have an authorized written agreement that grants them eligibility.

                                  Employees of Western Digital and its domestic subsidiaries who are in salary grades 67 or below (or equivalent) are eligible for awards generated by a secondary bonus pool.

                                  DESCRIPTION OF THE PROGRAM
                                  ----------------------------------------------

                                  The 1999/2000 Bridge Incentive Program will pay as cash awards to participants for the achievement of predetermined performance goals. Each participant will be assigned a pool or target bonus percentage, which when multiplied by the participant's annual base salary as of September 30, 1999, will determine the pool or target bonus payout.

                                  Predetermined performance goals were
                                  established and approved by the Compensation
                                  Committee of the Board of Directors before April 1, 1999.

                                  The actual performance achieved will determine the percentage used to calculate the award at the end of the program year. The size of the actual award can vary between 0% and 200% of the pool or target award.

                                  In addition, individual and pool awards may be adjusted upward or downward by the Chief Executive Officer from the amount generated by the formula. The Chief Executive Officer's award may be adjusted upward or downward by the Compensation Committee.


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                                  OPERATION OF THE PROGRAM
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Program Period:                   April 1, 1999 to September 30, 1999

Award Opportunities:              The award for participants will be expressed
                                  as a percentage of salary, and determined according to salary grade. In general, the target for this program will be one-half of the normal Bonus target.

Performance Measures:             Performance will be measured at the corporate
                                  and business group levels. Performance
                                  measures that will be used in the 1999/2000
                                  Bridge Program are as follows:

                                     o Profitability
                                     o Time to Market
                                     o Time to Volume
                                     o Time to Quality

Goals and Weighting:              Each business group will have goals at the
                                  corporate and/or business group level, and each goal will have an assigned weighting. EWS employees will be weighted 100% in the actual results of DPD respectively. Business group
                                  Vice Presidents and Senior Directors will have a portion of their results determined by the other business group.

                                  The percentage of target bonus opportunity earned (before discretionary adjustments) will vary from the target bonus opportunity based on actual performance achieved relative to the performance goals.

                                  ADDITIONAL PROVISIONS
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Award Thresholds:                 Corporate operating profit/loss must be at a
                                  minimum level for incentives to be paid under any aspect of the Program.

                                  In addition, each business group will have a predetermined operating profit/loss threshold below which no incentives will be paid for that business group.

Total Award Cap:                  Total awards paid under this Program may not
                                  exceed a preset percentage of corporate
                                  operating profit as determined by the
                                  Compensation Committee. Any award reductions attributable to the preset percentage cap will be made by the Chief Executive Officer.

Award Adjustment:                 Group award levels may be adjusted upward or
                                  downward by up to 25% by the Chief Executive
                                  Officer provided that total awards do not exceed the amounts generated by formula. After application of the group performance, individual awards may be adjusted upward or downward based on the adjustment table below.
                                  Approval from the Chief Executive Officer is required for adjustments outside of these limits. The Chief Executive Officer's award may be adjusted upward or downward by the Compensation Committee. The adjustments by salary grade level (or equivalent) are as follows:

                                   Salary Grade         Upward        Downward
                                  (or equivalent)     Adjustment     Adjustment
                                  ----------------    ----------    ------------
                                  All Participants      +100%           -100%



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                                  All awards under this program are
                                  discretionary. The amount of the award
                                  including adjustments is determined by Western Digital in its sole discretion. No employee has any contractual right to receive an award pursuant to this program due to his/her employment at Western Digital.

Extraordinary Events:             The Compensation Committee, in its discretion,
                                  may adjust the basis upon which performance is measured to reflect the effect of significant changes that include, but are not limited to, unbudgeted acquisitions/ divestitures, unusual or extraordinary accounting items, or significant, unplanned changes in the economic or regulatory environment.

Termination:                      Participants must be employed by the Company
                                  at the end of the program year to receive an award. If a participant terminates for reason of retirement, total and permanent disability, or death, the Compensation Committee has the discretion to pay prorated awards based upon the percentage of the year worked.

Partial Year Participation:       The Compensation Committee, in its discretion,
                                  may pay prorated awards to people hired or promoted into eligible positions after April
                                  1, 1999. In general, awards will be prorated for participants who begin before July 6, 1999 while those hired after July 6, 1999 will not be eligible to participate in the program.

Deferred Payout:                  Before the end of the calendar year, the
                                  participant may elect to defer payout of all or part of the award in accordance with Western Digital's Deferred Compensation Plan.
                                  The deferred amount will be credited with a rate as specified in the Western Digital's
                                  Deferred Compensation Plan.

Payout of Award:                  Awards will be paid in cash as soon as
                                  possible following the end of the program year or according to the participant's deferral election. Options which vest will be exerciseable at the discretion of the participant subject to the terms and conditions of the Employee Stock Option Plan.

Secondary Pool:                   Secondary award pools will be created for
                                  employees in salary grades 67 or below (or equivalent) for all corporate and business groups.


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